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Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF
SCHEDULE 13D

The undersigned hereby agree as follows:

     (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

    (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: November 5, 2001	MADISON DEARBORN CAPITAL PARTNERS IV, L.P.
	By:	Madison Dearborn Partners IV, L.P.
	Its:	General Partner
	By:	Madison Dearborn Partners, L.L.C.
	Its:	General Partner
	By:	/s/ Gary J. Little
	Its:	Managing Director
MADISON DEARBORN PARTNERS IV, L.P.
	By:	Madison Dearborn Partners, L.L.C.
	Its:	General Partner
	By:	/s/ Gary J. Little
	Its:	Managing Director
MADISON DEARBORN PARTNERS, L.L.C.
	By:	/s/ Gary J. Little
	Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS, L.P.
By:	Madison Dearborn Partners, L.P.
Its:	General Partner
By:	Madison Dearborn Partners, Inc.
Its:	General Partner
By:	/s/ Gary J. Little
Its:	Managing Director
MADISON DEARBORN PARTNERS, L.P.
By:	Madison Dearborn Partners, Inc.
Its:	General Partner
By:	/s/ Gary J. Little
Its:	Managing Director
MADISON DEARBORN PARTNERS, INC.
By:	/s/ Gary J. Little
Its:	Managing Director

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AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D